Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147247) pertaining to the Lumber Liquidators, Inc. 2007 Equity Compensation Plan; 2006 Equity Plan for Non-Employee Directors; and 2004 Stock Option and Grant Plan of our report dated March 11, 2008, with respect to the financial statements of Lumber Liquidators, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Richmond, Virginia

March 11, 2008